                                                                    Exhibit 10.2
                                     LEASE
                                     -----

Landlord:      BATL BUILDING CORP., a Florida corporation, 3400 North
               29th Avenue, Hollywood, FL 33020

Tenant ECO-RX, INC., a Florida corporation, 2051 N.E. 191 Drive, North Miami Beach FL 33179

Premises:      Approximately 8,400 rentable square feet located at 3420 and
               3430 North 29th Avenue, Hollywood, Broward County, Florida

1.   DEMISE - Landlord, for and In consideration of the rents hereinafter
     ------
reserved, and the terms. conditions, covenants and provisions contained in the Lease, hereby leases to Tenant, and the Tenant hereby takes and hires from the Landlord, subject to the terms and conditions contained in this Lease, the Premises, together with any and all rights, privileges. and easements benefiting belonging or pertaining thereto. The remaining property owned by the Landlord which contains the Premises, but which is not a part thereof, shall be defined as the "Property'".

2.   TERM - The term of this Lease shall be Five (5) years commencing June 1 .
     ----
2000 (the "Commencement Date") and ending May 31, 2005, unless sooner terminated or extended as provided In this Lease Agreement.

3.   OPTION TO RENEW
     ---------------

     a. Tenant shall have the right the "Option"), to be exercised a: provided for to this Article, to renew this Lease for a term of FIVE (5) additional years, commencing upon the expiration of the initial Lease term provided for herein, on the following terms and conditions:

     i. The Option may be exercised only if no uncured material default exists under any of the terms of this Lease. In addition, if Tenant has been In default by reason of a failure to pay money when due more than twice in any calendar year during a term of this lease, the Option may not be exercised.

     ii. Renewal terms shall be on the same terms, covenants and conditions provided in this Lease, except that there shall be no privilege to renew the term of this Lease for any period of time after the expiration of the renewal term, and except that the rent for the renewal period shall be as prodded for In the Base minimum Rent article below.

     b.   Tenant shall exercise the Option only in the following manner:

     i. At least one hundred eighty (180) days prior to the expiration of the initial term, Tenant shall notify Landlord in writing of its election to exercise the Option;

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     ii.  Upon the giving of the notice of exercise of the Option, this Lease shall he deemed so be renewed and the term thereof renewed for the period end upon the terms provided above without the execution of any further lease or instrument.

4.   CONDITION OF PREMISES - Landlord shall clean and repair the floor of the
     ---------------------
Premises. Tenant shall, at Tenant's sole expense, build out offices and bathrooms in 3420, which consists of approximately 1,400 square feet.

5.   RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE
     -----------------------------------------

     a. Tenant shah have the right of first refusal to lease additional space (the "Expansion Space") from the Landlord upon the terms and conditions set forth below. This right shall become effective each time during the Term of this lease that contiguous space becomes vacant, Landlord shall notify Tenant In writing of the availability of the space, and Tenant shall have ten (10) days after receipt of the notice to exercise right of first refusal. In the event Tenant fails to exercise the right of first refusal, the right mail terminate as to the space that is then vacant (but not as to a future vacancy).

     b. The Tenant shall have the right to lease the Expansion Space from Landlord at the prevailing market rate par square foot Base Minimum Rent for comparable space. The Expansion Spans shall be added to this Lease, and all of the terms and conditions shall be Identical, including the expiration date of the term. If there is less than two years remaining in the Term and if Tenant has an unexercised option to renew to effect at the time the Expansion Space becomes available, Tenant shall be required to exercise the option to renew as a condition of the exercise of the right of refusal.

6.   BASE MINIMUM RENT - Tenant covenants and agrees to pay Landlord for the
     -----------------
Premises, without offset or deduction, and without previous demand therefor, Base Minimum Rent during the term of this Lease in the amounts set forth below, payable to equal monthly installments as act forth below. All rent shall be payable on the first day of each and every month, and applicable State of Florida sales tax shall be payable in addition to the Base Minimum Rent. Base Minimum Rent shall be payable in the following amounts during the Lease term:

                Year:     Per Year       Per Month

                     1   $53,208.00      $4,434.00
                     2   $53,208.00      $4,434.00
                     3   $54,804.34      $4,567.02
                     4   $56,448.37      $4,704.03
                     5   $58,706.30      $4,892.19
          Option     6   $61,054.55      $5,087.88
                     7   $63,496.74      $5,291.39
                     8   $66,036.61      $5,503.05
                     9   $06,678.07      $5,723.17
                    10   $71,424.19      $6,952.10

Upon the execution of this Lease, Tenant shall pay to Landlord the sum of Nine Thousand Eight Hundred Eighty Five & 76/100 ($9,885.76) Dollars, representing the Base Minimum

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Rant, including sales tax, for the first month and for the last month of the initial term of this Lease.

7.   RULES AND REGULATIONS -  Tenant, at its own cost and expense, shall
     ---------------------
properly observe and comply with all present and future laws, ordinances, retirements, orders, directives, rules and regulations of all governmental authorities affecting the Tenant's use of the Premises, including but not limited to making non-structural modifications to the Premises to comply with any state or federal laws or regulations affecting the accessibility of the Premises for disabled persons. Notwithstanding the foregoing, should any improvements or modifications to the building or the Premises be required by law or ordinance, Landlord shall make those modifications.

8.   SECURITY - Landlord acknowledges receipt of Five Thousand Three Hundred
     --------
($5,300.00) Dollars that Landlord is to retain as security for the faithful performance of all the terms and conditions of this Lease. Landlord shall not be obligated to apply the security depose on rents or other charges in arrears, or in damages for failure to perform the terms and conditions of this Lease. Application of the security deposit to the arrears of rental payments or damages shall be at the sole option of the Landlord, and the right to possession of the premises by the Landlord for nonpayment of rent for any other reason shall not in any event be affected by the security deposit. Tenant expressly acknowledges that Tenant shall not have the right to apply the security deposit to rent. In no event is the security deposit to be returned until Tenant has vacated the Premises end delivered possession to the Landlord. In the event the Landlord repossesses the Premises because of the default of the Tenant or because of the failure by the Tenant to carry out the terms and conditions of this Lease, Landlord may apply the security deposit on ail damages suffered to the day or repossession and may retain the balance of the security deposit to apply on damages that may accrue or be suffered thereafter by reasons of a default or breach of the Tenant. Landlord shall not be obligated to hold the security deposit in a separate fund, but may mix the security deposit with other funds of the Landlord, and Landlord shall not be obligated to pay interest to Tenant on the security deposit.

     As further security for the faithful performance of the terms and conditions of this Lease, Tenant hereby pledges and assigns to Landlord all of the furniture, fixtures, goods and chattels of Tenant, which shall or may be brought or put on said Premises, and the Tenant agrees that said lien may be enforced by distress, foreclosure or without press of law at the election of Landlord.

9.   TENANT'S TAXES AND UTILITY EXPENSES
     -----------------------------------

     a. During the term of this Lease, Tenant shall pay, before the same shall become delinquent, all personal property taxes, sales taxes, and such other taxes as may be due by reason of operation of Tenant's business.

     b. During the term of this Lease, Tenant shall pay, before the same shall become delinquent, all charges for services furnished to the Premises by third parties for the occupants thereof.

10.  USE OF PREMISES - The premises may be used for office, warehouse, and
     ---------------
assembly and shipping of products and for no other purposes whatsoever.

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Tenant shall not use or occupy, nor permit or suffer the Premises, the Property, or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor in any way In violation of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations.

11.  ACCESS TO THE PREMISES - During an reasonable hours, Landlord or Landlord's
     ----------------------
agents shall have the right, but not the obligation, to enter upon the Premises to examine same, to exhibit the Premises to prospective purchasers of the Property and during the last 180 days of the term of this lease or any renewal and thereof, to exhibit the Premises to prospective tenants, and to make such repairs as may be required of the Landlord under the terms of this Lease. Landlord agrees not to unreasonably interfere with the operation of Tenant's business.

12.  REPAIRS - Landlord's sole responsibility for repair work is to keep the
     -------
roof and exterior walls of the building leak free and to make all structural repairs necessary to the roof or exterior walls of the building where the need for such structural repairs is not caused by any act or omission of the Tenant or the Tenant's agents, employees or invitees. "Structural repairs" means repairs necessary to keep the building from collapsing or sagging, or to prevent the Premises from being condemned because of structural insufficiency. Landlord shall also be responsible for maintaining and repairing the Property and the major plumbing and utility service lines on the Property to the perimeter of the Premises; provided, however, that Tenant shall be responsible for repairs caused by the Tenant, such as a plumbing clog.

Tenant acknowledges that the Premises are in good condition and that all fixtures, equipment and appurtenances are I good working order, and agrees to maintain the Premises in the same condition, order and repair as they are at tire commencement of this Lease, and agrees to make all repairs and replacements in and about the premises necessary to preserve them in good order and condition, which repairs and replacements made by Tenant shall be in equal quality and class to the original work. Tenant shall also maintain, repair and replace the air conditioning units serving the demised Premises. Tenant shall promptly pay the expense of any such repairs.

All additions, fixtures or Improvements which may be made or installed by Tenant, except movable furniture and fixtures, shall become the property of the Landlord and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease, at the option of the Landlord.
If landlord elects to allow Tenant to remove such fixtures or additions, Tenant shall repair any damage caused by such removal. Tenant shell not demolish, replace or materially alter the building containing the demised Premises, or any part then, whether voluntary or in connection with any repair or restoration required by this Lease.

13.  INSURANCE - During the term of this Lease, the Tenant shall carry and pay
     ---------
for liability insurance issued or endorsed to insure the Landlord and any mortgagees from and against any and all claims, suits, actions, damages and/or causes of action arising during the term of this Lease for any personal injury, loss of life and/or damage to property sustained in and about the Premises, by reason of or as a result of Tenant's occupancy of, and from and against any order, judgments and/or decrees which may be entered thereon, and from and against all costs, attorneys' fees, expenses and liabilities incurred in and

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about the defense of any such claim and the investigation thereof, for an amount not less than One Million Dollars ($1,000,000.00) combined single limit.

In addition, Tenant shall carry and pay for replacement cost fire, extended coverage, and flood Insurance, to cover the cost of repair or replacement of Tenant's leasehold improvements.

Such insurance shall name the Landlord and any mortgagees as additional insured as the Landlord's and any mortgagee's interests may appear. The insurance policy shall be issued by an insurance company satisfactory to the Landlord.

The Tenant shall deliver to the Landlord these insurance policies or copies or certificates thereof immediately upon commencement of the Lease and thereafter from time to time as required to assure the Landlord end any mortgagees that the coverage afforded by the policies is being maintained continuously by the Tenant arid that the premiums therefor had been paid by the Tenant.

14.  SUBORDINATION - This Lease shall be subject and subordinate to any mortgage
     -------------
that now encumbers or affects they Property or that the Landlord or any subsequent owners of the Premises may hereafter at any time elect to place on the Property, including but not limited to a purchase money mortgage which may be held by Landlord as a seller, and to all advances, extensions, or modifications already made or that may be hereafter made on account of any such mortgage, to the full extent of the principal sum secured thereby and issued thereon. Furthermore, Tenant shall, upon request, execute any reasonable paper or papers that Landlord's counsel may deem necessary to accomplish such subordination of Tenant's interest in this Lease.

15.  ASSIGNMENT AND SUBLEASING - Tenant shall not assign this Lease, sublet the
     -------------------------
entire Premises, or otherwise transfer any Interest in this Lease, without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Landlord's consent may be conditioned upon the proposed assignee being of equal or greater financial strength as Tenant or of Tenant's guarantor (if any). No consent to an assignment or sublease shall release Tenant of Tenant's guarantor (if any) from any obligations under this Lease.

Tenant shall not sublet portions of the Premises without Landlord's prior written consent, which shall be in Landlord's sole and absolute discretion. It is the intention of the Landlord to prohibit Tenant from competing with Landlord in the renting of space in the properly; therefore, in the event of any sublease hereunder, Landlord shall be entitled to receive, in addition to any and ail rant otherwise required under this Lease, one hundred (100%) percent of any amount paid to Tenant, by a sub-tenant, above the rent payable by Tenant to Landlord pursuant to this Lease. If a sublease is permitted by Landlord, Tenant agrees to furnish Landlord with a photostatic copy of each sublease made for space to the Premises.

Tenant shall not hypothecate, transfer, pledge or otherwise encumber this Lease or Tenant's right hereunder nor shall Tenant permit any such encumbrance. Any attempt at assignment, sublease, pledge, transfer or encumbrance of this Lease without the prior written consent of Landlord shall be null and void, and a default under this Lease.

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Tenant shall and does hereby indemnify and agree to hold Landlord harmless from any and all liabilities, claims and causes of action arising under any terms and conditions of every sublease, license or concession agreement, unless such liabilities, claims and causes of action arise by reason of a default or breach by Landlord, or the negligent conduct or activity of Landlord, its agents or employees, under this Lease.

If all or any part of the Premises be sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect subrent from any and all subtenants or occupants, and apply the net amount collected to the net annual rent reserved herein, but no such collection shall be, or be doomed to be, a waiver of any agreement; term, covenant or condition of this Lease or the acceptance by Landlord of any subtenant or occupant as Tenant, or a release of Tenant from performance by Tenant of its obligations under this Lease.

To secure the prompt and full payment by Tenant of the rental in this Lease reserved and the faithful performance by Tenant of all the other terms and conditions herein contained on its part to be kept and performed, Tenant hereby assigns, transfers and sets over unto Landlord, subject to the conditions hereinafter set forth, all of Tenant's right, title and interest in and to all subleases that may hereafter be made and in and to all concession agreements hereafter made affecting any part of the Premises.

16.  INDEMNIFICATION OF LANDLORD - In addition to any other indemnities to
     ----------------------------
Landlord specifically provided in this Lease, Tenant shall indemnify and save harmless Landlord against and from all liabilities, liens, suits, obligations, fines, damages, penalties, claims, charges and expenses, including reasonable architects' and attorneys' fees by or on behalf of any person which may be imposed upon or incurred by or assert against Landlord by reason of the use and/or occupancy of the premises or any part thereof, or any surrounding areas, by Tenant or Tenant's agents, contractors, servants, employees, licensees or invitees during the term of this Lease. This Indemnification shall specifically extend to but shall not be limited to loss or damage arising out of environmental hazards or contamination.

The provisions of this Article and the provisions of all other indemnity provisions elsewhere contained in this Lease shall survive the expiration or earlier termination of this Lease for events occurring prior to such expiration or termination.

Landlord shall not in any event whatsoever be liable for any injury or damage to any personal property or to any person happening on, in or about the building being leased, whether belonging to Tenant or any other person, caused by any fire, breakage, leakage, defect or bad condition in any part or portion of the Premises, howsoever caused unless such injury or damage is caused by the active negligence of the Landlord, its agents or employees, or a breach or default by Landlord of its obligations under this Lease.

Tenant shall, at Its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matters, claim or claims. In such event, Landlord agrees to cooperate and assist Tenant and Tenant's counsel in providing documentation, plans, specifications and any other agreements or documents which may

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be reasonably required by Tenant and/or Tenant's agent in order to defend such suit or actions. Tenant shall pay to the Landlord all costs and expenses, including reasonable attorneys' fees (including costs, expenses and attorneys' fees in any appellate proceedings), incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of the Tenant.

Notwithstanding the provisions of this Article, Tenant shall not be liable for any of the acts, actions or negligent acts or omission of the Landlord, its agents or employees.

17.  RESTRICTIONS AGAINST MECHANIC'S LIEN - Neither Tenant nor anyone claiming
     ------------------------------------
by, through or under Tenant, shall have any right to file or place any mechanic's lien of any kind or character whatsoever on the property and notice is hereby given that no contractor, subcontractor, or anyone else that may furnish any material, service or labor to the property at any time shall be or become entitled to any lien thereon whatsoever. For the further security of Landlord, Tenant shall give actual notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms, or corporations that may furnish any such material, service, or labor.

Landlord shall have the right to record a notice of this provision in the Public Records of the County in which Premises is located.

If such lien is filed against Landlord's interest on the Property, Tenant shall cause such lien to be released of record or bonded within ten (10) days of Tenant's knowledge of such lien, if, and only if, lien is caused by the Tenant's action.

18.  CONDEMNATION
     ------------

     a. If at any time during the term of this Lease, the whole or materially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right under a threat of condemnation, this Lease, the term hereby granted, any rights of renewal hereof and any renewal terms hereof, shall terminate and expire on the date of such taking and the rent and other sum or sums of money and other charges herein reserved and provided to be paid by the Tenant shall be apportioned and paid to the date of such taking.

     b. The term "materially all of the Premises'" shall be deemed to mean such portion of the Premises, as when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken to relation to the part not so taken, would not allow the Tenant to continue its business operations, or would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the building or buildings existing upon the Land at the date of such taking and of floor area sufficient, together with buildings not taken in the condemnation, to operate Tenant's business. taking into account all reasonable parking requirements.

     c. For the purpose of this Article, the Premises or a part thereof, as the case may be, shall be deemed to have been taken or condemned on the date on which actual possession

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of the Premises or a part thereof as the case may be, is acquired by any lawful power or authority or the date on which title vests therein, whichever is earlier.

     d. It is further understood and agreed that If at any time during the term of this Lease the Premises or the Property or the improvements or buildings located thereon, or any portion thereof, be taken or appreciated, or condemned by reason of eminent domain, the entire award shall be the property of the Landlord and in no event shall tenant receive any portion of any award made to Landlord. Tenant shall have the right to make a separate claim for its own damages.

     e. In the event leas then materially all of the Premise shall be taken by governmental authority, than:

          I. If the portion so taken does not affect the tern of Tenant's business, then this Lessee shall continue in full force and effect.

          II. In the event the portion of the Premises are taken so that Tenant is able to continue to operate its business, but the operation of such business is reduced by reason of such taking than the Base Minimum Rent shall be reduced proportionately by the same percentage as the square footage of the Premises which have been taken by governmental authority bears to the total square footage of the Premises prior to such taking.

19.  DESTRUCTION OF PREMISES -
     -----------------------

     a. In the event the entire Premises or materially all of the Premises are destroyed by fire, storm or other casualty, Landlord shall have the option of terminating this Lease or of rebuilding the Premise. Landlord shall give written note of such election to the Tenant within ninety (90) days after the date of such casualty, unless the nature of the casualty is one of wide spread geographic proportion such as a hurricane) in which event Landlord shall have up to one hundred eighty (180) days in which to make the election. In the event Landlord elects to rebuild the Premises, the Premises shall be restored to its former condition, exclusive of Tenant improvements which were constructed by the Tenant, within a reasonable time, not to exceed one year from the date of Landlord's election, during which time the rent due from Tenant to Landlord hereunder shall abate. The reasonableness of the time for restoration shall be determined with reference to the extent of the damage. In the event Landlord elects to terminate this Lease, rent will be paid only to the date of such casualty, and the term of this Lease shall expire as at the date of such casualty and shall be of no further force and effect and Landlord shall be entitled to sole possession of the Premises.

     b. The term "materially all of the Premises" shall be deemed to mean such portion of the Premises, as when so destroyed, would leave remaining a balance of the Premises which, due to the amount of area destroyed or the location of the part so destroyed in relation to the part left undamaged, would not allow the Tenant to continue its business operations. In the event fifty percent (50%) or more of the Property is destroyed, notwithstanding the condition of the Premises, then such destruction of fifty percent (50%) or more of the Property shall be deemed for purposes of this Lease to constitute "materially all of the Premises."

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     c.   Notwithstanding any provision of this Lease to the contrary, in the event the holder of any indebtedness secured by a mortgage ordered of trust covering the Property or the Premises requires that insurance proceeds be applied to such Indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made by Landlord's lender, whereupon this Lease and all of the rights and obligations arising out of this Lease shall terminate.

     d. Tenant agrees that in the event Landlord elects to rebuild the Premises, this Lease shall recommence thirty (30) days after the issuance of a Certificate of Occupancy for the Premises.

     e. In the event of a partial destruction which is not materially all of the Premises, so that Tenant can practically operate its business within the remaining Premises, the Base Minimum Rent shall proportionately abate based upon the square footage of the Premises remaining undamaged and, provided insurance proceeds are available to Landlord, Landlord shall repair the damage.

     f. Notwithstanding the foregoing, if the damage or destruction is the direct result of the action or inaction of Tenant or Tenant's employees or agents, or as a result of Tenant not fulfilling all of its obligations under this Lease, no rent shall abate and Tenant shall make all necessary repairs.

20   QUIET ENJOYMENT - Tenant, upon paying the rent and all other sums and
     ---------------
charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease, without hindrance or molestation by anyone.

21.  DEFAULTS - Each of the following events shall be an "Event of Default"
     --------
hereunder.

     a. Failure of Tenant to pay any Installment of Rental or any part thereof, or any other payments of money, costs or expenses herein agreed to be paid by Tenant, within ten (10) days of written notice; provided, however, that in the event written notice of a monetary default is required more than twice in a calendar year then the requirement of written notice shall no longer apply to the payment of money.

     b. Failure to observe or perform on one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of fifteen (15) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be improved, as the case may be, within such fifteen
(15) day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such 15 day period, and shall diligently and continuously prosecute the same to completion).

     c. If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to any person or party, accept in a manner herein

     d. If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days.

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     e.   A rejection of the Lease by a trustee In bankruptcy appointed in connection with the bankruptcy of the Tenant.

     f.   A failure to vacate the Premises upon termination of this Lease.

No payment by Tenant or receipt by Landlord of an amount less than the required payment set forth to the Lease, shall be considered as anything other than a partial payment of the amount due. No endorsement or statement to the contrary on any check shall be deemed an accord and satisfaction. Landlord may accept a partial payment without prejudicing Landlord's right to recover the balance of such payment which is still due, and without affecting my other remedies available to Landlord.

22.  REMEDIES - Upon an "Event of Default" as defined above, Landlord at its
     --------
option shall have the following non-exclusive remedies in addition to those provided by law:

     a. Landlord may treat the Lease as terminated whereupon the right of Tenant to the possession of the Premises shall immediately terminate, and the mere retention or possession thereafter by Tenant shall constitute a forcible detainer.

     b. Landlord may terminate Tenant's right of possession without the termination of this Lease, to which event Landlord shall have the right to relet the Premises as the agent for the Tenant and to hold the Tenant responsible for any deficiency between the amount of rent realized from such reletting, less any and all expenses incurred by the Landlord in connection with such reletting, including but not limited to renovation and repair expenses, and the amount which would have been payable by Tenant under the terns of this Lease. No re-entry or repossession by the Landlord shall serve to terminate this Lease, unless the Landlord so elects in writing, nor shall it release Tenant from any liability for the payment at any rent stipulated to be paid pursuant to this Lease or for the performance or fulfillment of any other term or condition provided herein.

     c. Landlord may declare all the installments of rent for the whole term of this lease to be immediately due and payable at once without further demand, in which event all sums payable to the Landlord shall bear Interest from the date of default at the highest rate permitted by law.

     d. Landlord shall have the right to take no immediate action and to hold the Tenant responsible for the rent as it becomes due.

     e. Any Base Minimum Rent which was abated or waived by Landlord shall also be immediately due and payable by Tenant to Landlord.

     f. In the event of a holdover by Tenant after the termination of this Lease, Landlord shall have the right to collect double (200%) the amount of Base Minimum Rent. In addition, Tenant shall be responsible for any cost or expenses incurred by Landlord as a result of such holdover, including but not limited to any damage incurred by Landlord as a result of Landlord's inability to make the premises available to a new Tenant.

23.  ATTORNEYS' FEES - In the event of any litigation arising out of this lease,
     ---------------
the Losing party shall pay to the Prevailing Party all costs and expenses, including reasonable attorney's fees (including appellate proceedings) which the Prevailing Party may incur.

24.  CERTIFICATES - Either party shall, without charge, at any time and from
     ------------
time to time hereafter as may be commercially reasonable, within fifteen (15) days after written request of the other, by written instrument duty executed and acknowledged to any mortgagee or purchaser, or proposed mortgages or proposed purchaser, or any other person, firm or corporation specified in such request:

     a. As to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;

     b. As to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; and

     c.   As to any other matters as may reasonably be so requested.

Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Should any banking institution, savings and loan association or other institutional lender to whom Landlord is applying for a loan which, if granted. would make such lender a Landlord's mortgagee, request reasonable modification in this Lease, the effect of which would not make a change in the rental or other economic terms of this Lease or increase Tenant's expenses or the risk to which Tenant Is exposed, Tenant agrees that it shall not unreasonably withhold its agreement to such modification. .

25.  INITIAL CONDITION OF PREMISES - Tenant acknowledges that it has made a
     -----------------------------
complete inspection of the Premises prior to the commencement of this Lease. Tenant acknowledges that the Premises are in good condition and that all fixtures and appurtenances are in good working order including. but not limited to, all plumbing and electrical equipment and wiring and that the Premises including the grounds are clean and in satisfactory condition.

26.  RADON GAS - Radon is a naturally occurring radioactive gas that when it has
     ----------
accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

27.  LANDLORD'S RIGHT TO PERFORM TENANT' COVENANTS - If Tenant shall at any time
     ---------------------------------------------
fail to make any payments in accordance with the provisions hereof, or to take out, pay for, maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after fifteen (15) days notice to Tenant (without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

     a.   Pay any amount payable by Tenant pursuant to the previsions hereof, or

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

     b. Make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided,

All sums so paid by Landlord and all coats and expenses incurred by Landlord in connection with the performance of any such act, shall bear interest at the highest rate allowed by law.

28.  NOTICE - Any notice, designation, consent, approval or other communication
     -------
required or permitted to be given pursuant to the provisions of this Agreement shall be given to writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth on the first page of this Lease.

Either party may, by notice given in accordance with the provisions in this section, designate any further or different address to which subsequent notices, designations, consents, approvals or other communications pursuant to the provisions of this Agreement shall be sent. Any notice, designation, consent, approval or other communication shall be deemed given 3 days after such notice, designation, consent, approval or other communication shall be deposited in any post office or official depository of the United States Postal Service in the State of Florida.

28.  HAZARDOUS MATERIALS - Tenant shall not knowingly cause or permit any
     -------------------
hazardous material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If the Premises are, through Tenant's fault, contaminated by hazardous materials, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages. penalties, fines, costs, liabilities or losses (including without limitation, diminution to value or useable space or of any amenity of the Premises), damages arising from ally adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultants fees and expert fees (including any appeals) which arise during the lease term as a result of any such contamination.

This Indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remediation. removal or restoration work required by any federal, state or local government agency or political subdivision because of hazardous material present to the soil or ground water on of under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises to detected, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the contamination or introduction of such hazardous material to the Premises; provided, however, that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse effect on the Premises.

As used herein, the term hazardous materials means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local government authority, the state of Florida or the United States government. The term "hazardous material" includes, without limitation, any material or substance that Is (1) defined as a "hazardous substance" under appropriate state law provisions, (2) petroleum, (3) asbestos, (4) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water

Pollution Control Act (33 USC 1321), (5) defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC
890), (6) defined as a hazardous substance pursuant to Section 10 of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC
9601), or (7) defined as a regulated substance pursuant to Sub-Chapter VIII, Solid Waste Disposal Act (the regulation of underground storage tanks). (42 USC
4891). Landlord certifies that the Premises are clean and free from any hazardous materials as of the Commencement Date of this Lease.

30.  MISCELLANEOUS - The parties further agree as follows:
     -------------

     a. The covenants, conditions and agreements contained in this Lease shall bind and Inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators, representatives and assigns.

     b. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida.

     c. The rights of the Landlord under the terms of this Lease shall be cumulative, and failure on the part of Landlord to examine promptly any rights given under the terms of this Lease shall not operate to forfeit any of said rights nor shall the same be deemed a waiver of such rights.

     d. The parties acknowledge that each has had the opportunity to have this Agreement reviewed by counsel and notwithstanding the fact that this Agreement was initially drafted by Abrams Anton P.A. and is on its stationery, all parties have participated equally in the final wording of this Agreement, and in the event of any dispute regarding the meaning of any of the terms herein, such terms shall not be construed against the client of Abrams Anton P.A.

     e.   This Lease shall not be recorded in the Public Records.

     f. This Agreement represents the entire understanding between the parties, and supersedes all prior agreements, oral or written, and this Lease Agreement may not be amended except by an Instrument in writing signed by the parties here.

     g. The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect

31.  BROKERAGE COMMISSION - Landlord acknowledges that David Connolly of Home
     --------------------
Team Realty Better Homes and Gardens is the procuring Broker in this transaction and agree to pay him a real estate commission pursuant to a separate written agreement entered into between the Broker and Landlord, payable one half upon the execution of this Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                        LANDLORD:

                                        BATL BUILDING CORP.,
                                        a Florida corporation

                                        By:  /s/ Rodolphe EG Baroud
                                             --------------------------------
                                             RODOLPHE EG BAROUD, Vice President

                                        DATE:    4/6/00
                                             --------------------------------

                                        TENANT:

                                        ECO-RX, INC.
                                        a Florida corporation

                                        By:  /s/ Joseph Peiken
                                             --------------------------------
                                             JOSEPH PEIKEN, President

                                        DATE:    4/6/00
                                             --------------------------------

                          Guaranty on following page

              FACSIMILE SIGNATURES REPRESENT ORIGINAL SIGNATURES


     Law Offices Abrams Anton P.A., P.O. Box 229010, Hollywood, FL 33022-0010

                        UNCONDITIONAL GUARANTY OF LEASE
                        -------------------------------

The undersigned, jointly and severally, hereby unconditionally and personally guarantee the obligations of Tenant under the terms of the foregoing Lease, up to a maximum amount of Fifty Three Thousand Two Hundred Eight ($53,208.00) Dollars. If Tenant has not been in monetary default, cured or uncured, for thirty (30) consecutive months, this guarantee shall be of no further force and effect.

                                        /s/ Joseph Peiken
                                        ----------------------------------
                                        JOSEPH PEIKEN

                                        ###-##-####
                                        ----------------------------------
                                        Social Security Number

                                        2051 NE 191 Drive
                                        ----------------------------------
                                        NMB, FL  33179
                                        ----------------------------------

                                        /s/ Gary Arnold
                                        ----------------------------------
                                        GARY ARNOLD

                                        ###-##-####
                                        ----------------------------------
                                        Social Security Number

                                        2051 NE 191 Drive
                                        ----------------------------------
                                        NMB, FL  33179
                                        ----------------------------------
                                        Address

                                        /s/ Jerry Nelson
                                        ----------------------------------
                                        JERRY NELSON

                                        ###-##-####
                                        ----------------------------------
                                        Social Security Number

                                        2051 NE 191 Drive
                                        ----------------------------------
                                        NMB, FL  33179
                                        ----------------------------------
                                        Address


              FACSIMILE SIGNATURES REPRESENT ORIGINAL SIGNATURES

     Law Offices of Abram & Anton P.A., P.O. Box 229010, Hollywood, FL
33022-0010